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                                                                  EXHIBIT 10.2.1


                                HF BANCORP, INC.
                           CHANGE IN CONTROL AGREEMENT



        This AGREEMENT is made effective as of FEBRUARY 17, 1998 by and between HF Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of the State of Delaware, with its office at 445 E. Florida Avenue, Hemet, California and CARL W. RAGGIO, III ("Executive"). The term "Bank" refers to Hemet Federal Savings and Loan Association, the wholly-owned subsidiary of the Holding Company or any successor thereto.

        WHEREAS, Executive has been elected to, and has agreed to serve in the employ of the Holding Company, or an affiliate thereof; and

        WHEREAS, the Holding Company wishes to protect his position therewith for the period provided in this Agreement.

        NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.      TERM OF AGREEMENT.
        The term of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of twenty-four (24) full calendar months thereafter. Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, the Board of Directors of the Holding Company ("Board") may extend this Agreement for an additional twelve months. The Board will review the Agreement and the Executive's performance at least annually for purposes of determining whether to extend this Agreement, and the results thereof shall be included in the minutes of the Board's meeting. The Board shall give notice to the Executive as soon as possible after such review as to whether the Agreement is to be extended.

2.      PAYMENTS TO EXECUTIVE UPON CHANGE IN CONTROL.
        (a) Upon the occurrence of a Change in Control of the Holding Company (as herein defined) followed at any time during the term of this Agreement by the termination of Executive's employment, other than for Cause, as defined in
Section 2(C) hereof, the provisions of Section 3 shall apply. Upon the occurrence of a Change in Control, Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement.

        (b) For purposes of this Agreement, a "Change in Control" of the Bank or Holding Company shall mean an event of a nature that: ( I ) would be required to be reported in response to Item 1(a) of the Current Report on Form 8K, as in effect on the date hereof, pursuant to Section 13 or 15 ( d ) of the Securities Exchange Act of 1934 (the "Exchange Act"); or ( ii ) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owner's Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or ( iii ) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by any employee benefit plan of the Bank, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity, or (D) a proxy statement is distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Holding Company then



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BANCORP CHANGE IN CONTROL -CARL W. RAGGIO, III

outstanding.

        (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement. In determining incompetence, the acts or omissions shall be measured against generally prevailing standards of professional competence for officers having comparable positions in the savings institutions industry. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options and related limited rights granted to Executive under any stock option plan, or any unvested awards granted to Executive under any restricted stock benefit plan of the Holding Company or its subsidiaries, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 8 hereof, and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.


3.      TERMINATION BENEFITS.

        (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of Executive's employment, other than for Termination for Cause, the Holding Company shall be obligated to pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to TWO TIMES HIS THEN CURRENT ANNUAL SALARY. Such annual compensation shall include any bonuses and any other compensation paid or to be paid to Executive in any such year, the amount of benefits paid or accrued to Executive pursuant to any employee benefit plan maintained by the Bank or Holding Company in any such year and the amount of any contributions made or to be made on behalf of Executive pursuant to any employee benefit plan maintained by the Bank or the Holding Company in any such year. At the election of Executive, which election is to be made prior to a Change in Control, such payment shall be made in a lump sum. In the event that no election is made, payment to Executive will be made on a monthly basis in approximately equal installments during the remaining term of this Agreement.

        (b) Upon the occurrence of a Change in Control of the Bank or the Holding Company followed at any time during the term of this Agreement by the Executive's termination of employment, other than for Termination for Cause, the Holding Company shall cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for the Executive prior to his severance, except to the extent such coverage may be changed in its application to all Bank employees. Such coverage and payments shall cease upon expiration of twelve (12) months following the Date of Termination.

        (c) Notwithstanding the preceding paragraphs of this Section 3, in the event that:

                (i) the aggregate payments or benefits to be made or afforded to Executive, which are deemed to be parachute payments as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor thereof, (the "Termination Benefits") would be deemed to include an "excess parachute payment" under
                        Section 280G of the Code; and

                (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount", as determined in accordance with said Section 280G and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (excluding such reduction) minus the amount of tax required to be paid by the Executive thereon by Section 4999 of the Code, then the Termination Benefits shall be reduced to the Non-Triggering Amount. The allocation of the reduction required

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BANCORP CHANGE IN CONTROL -CARL W. RAGGIO, III

hereby among the Termination Benefits shall be determined by the Executive.

4.      NOTICE OF TERMINATION.

        (a) Any purported termination by the Holding Company, or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

        (b) "Date of Termination" shall mean the date specified in the Notice of Termination which, in the case of Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given.

        (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Holding Company will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to his current annual salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section 4(C) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.


5.      SOURCE OF PAYMENTS.
        It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Holding Company. The Holding Company, however, guarantees payment and provision of all amounts and benefits due hereunder to the Executive and, if such amount and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid and provided by the Holding Company.


6.      EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.
        This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Holding Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

        Nothing in this Agreement shall confer upon the Executive the right to continue in the employ of the Holding Company or shall impose on the Holding Company any obligation to employ or retain the Executive in its employ for any period.


7.      NO ATTACHMENT.
        (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

        (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Holding Company and their respective successors and assigns.



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BANCORP CHANGE IN CONTROL -CARL W. RAGGIO, III

8.      MODIFICATION AND WAIVER.
        (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

        (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.


9.      REINSTATEMENT OF BENEFITS UNDER BANK AGREEMENT.
        In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice described in
Section 9(b) of the Change in Control Agreement between Executive and the Bank dated February 17, 1998 (the "Bank Agreement") during the term of this Agreement and a Change in Control, as defined herein, occurs the Holding Company will assume its obligation to pay and the Executive will be entitled to receive all of the termination benefits provided for under Section 3 of the Bank Agreement upon the notification of the Holding Company of the Bank's receipt of a dismissal of charges in the Notice.


10.     EFFECT OF ACTION UNDER BANK AGREEMENT.
        Notwithstanding any provision herein to the contrary, to the extent that payments and benefits are paid to or received by Executive under the Bank Agreement between Executive and Bank, the amount of such payments and benefits paid by the Bank will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement.


11.     SEVERABILITY.
        If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

12.     HEADINGS FOR REFERENCE ONLY.
        The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

13.     GOVERNING LAW.
        The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, except to the extent preempted by Federal Law.

14.     ARBITRATION.
        Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Holding Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

15.     PAYMENT OF LEGAL FEES.
        All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Holding Company if Executive is successful pursuant to a legal judgment, arbitration or settlement.

16.     INDEMNIFICATION.



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BANCORP CHANGE IN CONTROL -CARL W. RAGGIO, III

        The Holding Company shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law and as provided in the Holding Company's certificate of incorporation against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Holding Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.


17.     SUCCESSOR TO THE HOLDING COMPANY.
        The Holding Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, expressly and unconditionally to assume and agree to perform the Holding Company's obligations under this Agreement, in the same manner and to the same extent that the Holding Company would be required to perform if no such succession or assignment had taken place.


18.     SIGNATURES.

        IN WITNESS WHEREOF, HF Bancorp, Inc. has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, on the 17th day of February, 1998.


ATTEST:                                     HF BANCORP, INC.



------------------------------              ------------------------------
/s/ Janet E. Riley                          /s/ Richard S. Cupp
Corporate Secretary                         President / Chief Executive Officer


WITNESS:



------------------------------               -------------------------------
/s/ Pamala S. Trotter                        /s/ CARL W. RAGGIO, III
                                             "Executive"



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BANCORP CHANGE IN CONTROL -CARL W. RAGGIO, III

                                HF BANCORP, INC.



                                NOTICE OF RENEWAL



Carl W. Raggio III is hereby notified that the Board of Directors of HF Bancorp has met to consider whether to extend the term of Mr. Raggio's CHANGE IN CONTROL AGREEMENT for an additional 24-month period.

The Board has determined that such an extension is warranted; therefore, Mr. Raggio's CHANGE IN CONTROL AGREEMENT was formally renewed/extended for an additional 24-month period by resolution of the Board on June 25, 1998.





                                            ------------------------------------
                                            /s/ Richard S. Cupp
                                            President / Chief Executive Officer



Attest:



-----------------------------------
/s/ Pamala S. Trotter
Assistant Corporate Secretary



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